EXHIBIT 5.1


                                 April 24, 2000

Southwest Gas Corporation
P.O. Box 98510
Las Vegas, NV 89193-8510

Ladies and Gentlemen:

         As counsel for Southwest Gas Corporation (the "Company"), I have examined the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 800,000 shares of the Company's $1 par value Common Stock (the "Stock") pursuant to the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan. I also have examined the steps taken by the Company and its Board of Directors in connection with the authorization and proposed issuance and sale of the Stock, and I am familiar with resolutions adopted by the Board of Directors of the Company in connection therewith. I am also familiar with the application filed by the Company with the California Public Utilities Commission for authority to issue the Stock, and the order issued by said Commission authorizing the issuance of same.

         Based on the foregoing and upon such other matters as I deem relevant in the circumstances, it is my opinion that the Company has received all required authorizations from state regulatory agencies having jurisdiction over the issuance of the Stock by the Company, and that, subject to the actions authorized by the Company's Board of Directors being taken, the Stock, upon issuance and sale thereof in the manner specified in the Registration Statement, will be duly authorized, legally issued, fully paid, and nonassessable outstanding Stock of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Interests of Named Experts and Counsel" in the Registration Statement and the Prospectus which forms a part thereof.

                                              Respectfully submitted,


                                                /s/ ROBERT M. JOHNSON
                                              -------------------------
                                                  Robert M. Johnson
                                              Assistant General Counsel